As filed with the Securities and Exchange Commission on June 4, 2019

Registration Nos. 333-228485 and 333-228485-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	4513 (Primary Standard Industrial Classification Code Number)	52-1206400 (I.R.S. Employer Identification No.)

5930 Balsom Ridge Road

Denver, North Carolina 28037

(828) 464 8741

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s principal executive offices)

Air T Funding

(Exact Name of Co-Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	4513 (Primary Standard Industrial Classification Code Number)	83-6651478 (I.R.S. Employer Identification No.)

5930 Balsom Ridge Road

Denver, North Carolina 28037

(828) 464 8741

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s principal executive offices)

Nick Swenson

Chief Executive Officer

Air T, Inc.

5930 Balsom Ridge Road

Denver, North Carolina 28037

(828) 464 8741

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Martin R. Rosenbaum

Maslon LLP

3300 Wells Fargo Center, 90 South Seventh St.

Minneapolis, MN 55402

(612) 672-8326

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(5)
Alpha Income Trust Preferred Securities, par value $2.50 per share, underlying Warrants	8,400,000 (1)	$2.40(2)	$20,160,000	$2,443.39
Warrants to purchase Alpha Income Trust Preferred Securities (3)	8,400,000	--	--	--
Guaranty of Air T, Inc. with respect to the Alpha Income Trust Preferred Securities (4)	--	--	--	--
TOTAL	8,400,000		$20,160,000	$2,443.39

(1)

Represents the issuance by the Registrant of shares of Alpha Income Trust Preferred Securities (also referred to as the 8.0% Cumulative Capital Securities), par value $2.50 per share, of the Registrant (the “Capital Securities”) underlying warrants (the “Warrants”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable additional Capital Securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)

Based on the exercise price of a Warrant in accordance with Rule 457(g) under the Securities Act. The exercise price of the Warrants is $2.40 to purchase one Capital Security, which price represents a discount on the $2.50 face value amount per Capital Security that may be purchased upon exercise of the Warrants.

(3)	No registration fee required pursuant to Rule 457(g) under the Securities Act.
(4)

This Registration Statement is deemed to cover the Capital Securities, the rights of holders of the Capital Securities under the Indenture and Trust Agreement, the Guarantee, the Expense Agreement entered into by the Registrant and certain backup undertakings as described herein. No separate consideration will be received for the Guarantee or such backup undertakings.

(5)	Registration Fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

This Amendment No. 3 to Registration Statement on Form S-1 is being filed solely to file Exhibits 5.1, 5.2 and 25.1.  Amendment No. 3 does not modify any provision of the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with this offering. All of the amounts shown are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC Registration Fee	$2,443
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	200,000
Other	557
Total	233,000

We will bear all costs, expenses and fees in connection with the registration of the shares of Capital Securities, including with regard to compliance with state securities or “blue sky” laws.

Item 14.	Indemnification of Directors and Officers

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or; (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

In accordance with Section 102(b)(7) of the DGCL, our second amended and restated certificate of incorporation (our “Charter”) provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of its fiduciary duty as a director, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless he or she violated their duty of loyalty to the Registrant or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of Charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Charter also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Charter may have or hereafter acquire under law, our Charter, our amended and restated bylaws (our “Bylaws”), an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Charter will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Charter.

Our Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Charter. In addition, our Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnity agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them to which they could be indemnified.

Item 15.	Recent Sales of Unregistered Securities

We have not sold any securities without registration under the Securities Act within the past three years.

Item 16.	Exhibits

No.	Description

1.1	Form of Agreement as to Expenses (incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement on Form S-1 dated November 20, 2018 (Registration Number 333-228485))

3.1

Restated Certificate of Incorporation, Certificate of Amendment to Certificate of Incorporation dated September 25, 2008, Certificate of Designation dated March 26, 2012 and Certificate of Designation dated December 15, 2014, incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10 Q for the period ended December 31, 2014 (Commission File No. 001-35476)

3.2	Amended and Restated By-laws of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated November 21, 2012 (Commission File No. 001-35476)

4.1

Specimen Common Stock Certificate of Air T, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Amended Registration Statement on Form S-1/A dated January 22, 2019 (Registration Number 333-228485))

4.2

Form of Capital Securities Certificate of Air T Funding (incorporated by reference to Exhibit 4.2 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

4.3	Form of Capital Securities Guarantee (incorporated by reference to Exhibit 4.3 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

4.4	Form of Subscription Agreement (incorporated by reference to Exhibit 4.4 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

4.5	Form of Indenture for the Debentures (incorporated by reference to Exhibit 4.5 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

4.6	Form of Debenture (incorporated by reference to Exhibit 4.6 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

4.7

Form of Common Securities Certificate of Air T, Inc. (incorporated by reference to Exhibit 4.7 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

4.8	Form of Warrant (incorporated by reference to Exhibit 4.8 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

4.9	Interim Trust Agreement (incorporated by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-1 dated November 20, 2018 (Registration Number 333-228485))

4.10

Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.10 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

4.11	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.11 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

4.12

Certificate of Interim Trust dated September 28, 2018 (incorporated by reference to Exhibit 4.14 of the Company’s Registration Statement on Form S-1 dated November 20, 2018 (Registration Number 333-228485))

4.13

Form of Certificate of Trust of Air T Funding (incorporated by reference to Exhibit 4.13 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

5.1	Opinion of Maslon LLP (filed herewith)

5.2	Opinion of Bayard, P.A. (filed herewith)

10.1

Aircraft Dry Lease and Services Agreement effective as of June 1, 2015 between Federal Express Corporation and Mountain Air Cargo, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10 Q for the quarterly period ended June 30, 2015 (Commission File No. 001-35476) (Certain information has been omitted from this exhibit pursuant to the request for confidential treatment submitted to the Securities and Exchange Commission. The omitted information has been separately filed with the Securities and Exchange Commission.)

10.2

Premises and Facilities Lease dated November 16, 1995 between Global TransPark Foundation, Inc. and Mountain Air Cargo, Inc., incorporated by reference to Exhibit 10.5 to Amendment No. 1 on Form 10-Q/A to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 1995 (Commission File No. 001-35476)

10.3

Second Amendment to Premises and Facilities Lease dated as of October 15, 2015 between Global TransPark Foundation, Inc. and Mountain Air Cargo, Inc., incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 (Commission File No. 001-35476)

10.4

Lease Agreement dated as of December 17, 2013 between R.W.B.C., L.L.C. and Global Ground Support, LLC, incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (Commission File No. 001-35476)

10.5

Lease Agreement between Little Mountain Airport Associates, Inc. and Mountain Air Cargo, Inc., dated June 16, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10 Q for the period ended June 30, 2006 (Commission File No. 001-35476)

10.6

Amendment to Lease Agreement between Little Mountain Airport Associates, Inc. and Mountain Air Cargo, Inc. dated May 27, 2014 incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 (Commission File No. 001-35476)

10.7

Credit Agreement dated April 1, 2015 between Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc. Global Aviation Services, LLC and Branch Banking and Trust Company, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8 K dated April 7, 2015 (Commission File No. 001-35476)

10.8

First Amendment dated as of July 15, 2016 among Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc., Global Aviation Services, LLC, Air T Global Leasing, LLC and Branch Banking and Trust Company, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K dated July 19, 2016 (Commission File No. 001-35476)

10.9

Consolidated Second Amendment dated as of August 9, 2016 among Air T, Inc., Mountain Air Cargo, Inc., Global Ground Support, LLC, CSA Air, Inc., Global Aviation Services, LLC, Air T Global Leasing, LLC and Branch Banking and Trust Company, incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 (Commission File No. 001-35476)

10.10

Securities Purchase Agreement dated as of October 2, 2015 among Delphax Technologies, Inc., Delphax Technologies Canada Limited and Air T, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10 Q for the period ended December 31, 2015 (Commission File No. 001-35476)

10.11

Securities Purchase Agreement dated as of July 1, 2016 among Sardar Biglari, Biglari Capital Corp., The Lion Fund II, L.P. and Air T, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated July 1, 2016 (Commission File No. 001-35476)

10.12

Asset Purchase Agreement dated as of July 18, 2016 between Contrail Aviation Support, LLC, Contrail Aviation Support, Inc. and Joseph Kuhn, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated July 19, 2016 (Commission File No. 001-35476)

10.13

Credit Agreement dated as of July 18, 2016 between Contrail Aviation Support, LLC and BMO Harris Bank N.A., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 19, 2016 (Commission File No. 001-35476)

10.14

Air T, Inc. 2005 Equity Incentive Plan, incorporated by reference to Annex C to the Company’s proxy statement on Schedule 14A for its annual meeting of stockholders on September 28, 2005, filed with the SEC on August 12, 2005 (Commission File No. 001-35476)

10.15

Form of Air T, Inc. Director Stock Option Agreement (2005 Equity Incentive Plan), incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10 K for the fiscal year ended March 31, 2006 (Commission File No. 001-35476)

10.16

Employment Agreement dated as of March 26, 2014 between the Company and Nicholas J. Swenson, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8 K dated March 26, 2014 (Commission File No. 001-35476)

10.17

Form of Air T, Inc. Term Note D in the principal amount of $1,680,000 to Minnesota Bank & Trust, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated February 20, 2018 (Commission File No. 001-35476)

10.18

Form of Air T, Inc. Amended and Restated Term Note C in the principal amount of $1,000,000 to Minnesota Bank & Trust, incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K dated February 20, 2018 (Commission File No. 001-35476)

10.19

Form of Air T, Inc. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement, incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K dated February 20, 2018 (Commission File No. 001-35476)

10.20	Form of Guarantor Acknowledgment, incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K dated February 20, 2018 (Commission File No. 001-35476)

10.21

Second Loan Agreement between AirCo 1, LLC and Minnesota Bank & Trust dated February 22, 2018, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated February 28, 2018 (Commission File No. 001-35476)

10.22

Form of AirCo 1, LLC Airframe Acquisition Note in the principal amount of $5,000,000 to Minnesota Bank & Trust dated February 22, 2018, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated February 28, 2018 (Commission File No. 001-35476)

10.23

Form of AirCo, LLC Pledge Agreement dated February 22, 2018, incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K dated February 28, 2018 (Commission File No. 001-35476)

10.24

Promissory Note and Business Loan Agreement executed as of March 7, 2018 between Contrail Aviation Support, LLC as Borrower, and Old National Bank as the Lender, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated March 8, 2018 (Commission File No. 001-35476)

10.25

Asset Purchase Agreement by and among Air T, Worthington Aviation Parts, Inc. and Churchill Industries, Inc. dated as of April 6, 2018, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated April 12, 2018 (Commission File No. 001-35476)

10.26

Employment Agreement between Air T, Inc. and Brett Reynolds dated May 7, 2018, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 9, 2018 (Commission File No. 001-35476) (18816904)

10.27	Form of Warrant to Purchase Common Stock, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated May 9, 2018 (Commission File No. 001-35476) (18816904)

10.28

Amendment No. 1 to Asset Purchase Agreement by and among Air T, Inc., Worthington Aviation, LLC, Worthington Aviation Parts, Inc., and Churchill Industries, Inc., dated as of April 27, 2018, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated May 9, 2018 (Commission File No. 001-35476) (18818205)

10.29

Amendment No. 2 to Asset Purchase Agreement by and among Air T, Inc., Worthington Aviation, LLC, Worthington Aviation Parts, Inc., and Churchill Industries, Inc., dated as of May 2, 2018, incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K dated May 9, 2018 (Commission File No. 001-35476) (18818205)

10.30

Form of Loan Agreement between Worthington Acquisition, LLC, Worthington Aviation, LLC and Worthington MRO, LLC, as Borrowers and Minnesota Bank & Trust, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 31, 2018 (Commission File No. 001-35476)

10.31

Form of Revolving Loan Note in the amount of $1,500,000 between Worthington Acquisition, LLC, Worthington Aviation, LLC and Worthington MRO, LLC, as Borrowers and Minnesota Bank & Trust, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated May 31, 2018 (Commission File No. 001-35476)

10.32

Form of Term Loan Note in the principal amount of $3,400,000 between Worthington Acquisition, LLC, Worthington Aviation, LLC and Worthington MRO, LLC, as Borrowers to Minnesota Bank & Trust, incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K dated May 31, 2018 (Commission File No. 001-35476)

10.33	Form of Stratus Aero Partners, LLC Pledge Agreement, incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K dated May 31, 2018 (Commission File No. 001-35476)

10.34	Form of Air T, Inc. Guaranty, incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K dated May 31, 2018 (Commission File No. 001-35476)

21.1	List of subsidiaries of the Company, incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K dated June 29, 2018 (Commission File No. 001-35476)

23.1	Consent of BDO USA, LLP (incorporated by reference to Exhibit 23.1 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

23.2	Consent of Redpath (incorporated by reference to Exhibit 23.2 of the Company’s Amended Registration Statement on Form S-1/A dated May 28, 2019 (Registration Number 333-228485))

23.3	Consent of Maslon LLP (included in Exhibit 5.1, filed herewith)

23.4	Consent of Bayard, P.A. (included in Exhibit 5.2, filed herewith)

24.1	Power of Attorney (incorporated by reference to the Company’s Registration Statement on Form S-1 dated November 20, 2018 (Registration Number 333-228485))

25.1	Statement of Eligibility of Trustee (filed herewith)

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        [intentionally omitted]

(5)        For the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, North Carolina, on June 4, 2019.

AIR T, INC.

By:	/s/ Nick Swenson
Nick Swenson, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, Air T Funding certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Denver, North Carolina, June 4, 2019.

AIR T FUNDING

By:	AIR T, INC., as Depositor

By:	/s/ Nick Swenson
Nick Swenson, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Nick Swenson	Chairman, President and Chief Executive	June 4, 2019
Nick Swenson	Officer and Director (Principal Executive Officer)

/s/ Seth Barkett	Chief Financial	June 4, 2019
Seth Barkett	Officer (Principal Financial and Accounting Officer) and Director

*		June 4, 2019
Raymond Cabillot	Director

William Foudray	Director

Gary Kohler	Director

*		June 4, 2019
Peter McClung	Director

*		June 4, 2019
Andrew Stumpf	Director

*		June 4, 2019
Travis Swenson	Director

*By: /s/ Nick Swenson
Nick Swenson, Attorney-in-fact